Exhibit 99.1

Gentherm Reports 2025 Fourth Quarter and Full Year Results

Achieved Record Annual Revenue of $1.5 Billion

Increased Full Year Operating Cash Flow 7% Year-over-Year; Reduced Net Leverage to 0.2x

Establishes 2026 Guidance; Provides Preliminary Revenue Outlook of ~$1.7B for 2027

NOVI, Michigan, February 19, 2026 -- Gentherm (NASDAQ:THRM), a global market leader of innovative thermal management and pneumatic comfort technologies, today announced its financial results for the fourth quarter and full year ended December 31, 2025.

“We made significant progress on our long-term strategic initiatives while executing against our 2025 financial and operational plans. We are intent on transforming Gentherm. Momentum on our adjacent market initiatives continues to build, and our announced combination with Modine Performance Technologies, which is expected to close by the end of the year, will position us as a truly differentiated supplier—one with a stronger product portfolio, broader end‑market diversification, and an enhanced platform for profitable growth,” said Bill Presley, the Company's President and CEO.

Fourth Quarter Highlights

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Secured Automotive New Business Awards totaling $485 million in the quarter.
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Selected by a second leading global furniture brand to supply climate and comfort solutions with start of production expected in mid-2026.
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Product revenues of $382.8 million increased 8.5% from $352.9 million in the prior year. Excluding the impact of foreign currency translation, product revenues increased 5.6%, with Automotive increasing 6.0% and Medical decreasing 3.9%.
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Automotive Climate and Comfort Solutions revenue increased 11.1% year over year, or 8.6% excluding the impact of foreign currency translation, outperforming S&P Global’s mid-February light vehicle production report in our relevant markets by 820 basis points.
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Gross margin was 23.7%, compared to 24.4% in the prior year. The decrease was primarily driven by higher material costs, including mix, as well as expenses related to our footprint realignment, partially offset by operating leverage.
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Net income was $3.0 million, compared to $15.3 million in the prior year.
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Adjusted EBITDA was $40.6 million, or 10.6% of revenue, compared to $41.4 million, or 11.7% of revenue, in the prior year.
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GAAP diluted earnings per share was $0.10, compared to $0.49 in the prior year.
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Adjusted diluted earnings per share was $0.49,compared to $0.29 in the prior year.

Full Year 2025 Highlights

•
Secured Automotive New Business Awards totaling $2.2 billion in the year.
•
Product revenues of $1,498.6 million increased 2.9% from $1,456.1 million in the prior year. Excluding the impact of foreign currency translation, product revenues increased 1.8%, with Automotive increasing 1.9% and Medical decreasing 1.3%.
•
Gross margin was 24.2%, compared to 25.2% in the prior year. The decrease was primarily driven by higher material costs, including mix, as well as expenses related to our footprint realignment, partially offset by operating leverage.
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Net income was $18.3 million, compared to $64.9 million in the prior year.
•
Adjusted EBITDA was $174.8 million, or 11.7% of revenue, compared to $182.9 million, or 12.6% of revenue, in the prior year.
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GAAP diluted earnings per share was $0.59, compared to $2.06 in the prior year.
•
Adjusted diluted earnings per share was $2.27,compared to $2.33 in the prior year.
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Delivered full year cash flow from operations of $116.8 million, compared to $109.6 million in the prior year.

•
Reduced net leverage to ~0.2x and increased liquidity to $468.8 million at year end, compared to ~0.5x and $414.1 million, respectively, at the prior year end.

Presley concluded, “As we begin 2026, our team is united around a clear set of strategic priorities and energized by the momentum we’ve created. We are taking bold, decisive actions that will position Gentherm for sustainable, profitable growth and create long-term shareholder value.”

Guidance

The Company is providing guidance for full year 2026 and a preliminary revenue outlook for 2027¹:

As of February 2026
2026	Product Revenues	$1.5B – $1.6B
	Adjusted EBITDA	$175M – $195M
	Adjusted Free Cash Flow	$80M – $100M

2027	Product Revenues	~$1.7B

¹2026 guidance based on tariffs currently in effect as of today, our current forecast of customer orders and expectations of near-term conditions, light vehicle production in our relevant markets decreasing at a low single digit rate for full year 2026 versus 2025, and a EUR to USD exchange rate of $1.16/Euro. Assumes an effective tax rate of ~30%. Does not reflect any impact from the planned combination with Modine Performance Technologies.

The Company provides various non-GAAP financial measures in this release. See “Use of Non-GAAP Measures” below for additional information, including definitions, usefulness for investors and limitations, as well as reconciliations below to the most directly comparable GAAP financial measures.

Conference Call

As previously announced, Gentherm will conduct a conference call today at 8:00 am Eastern Time to review these results. The dial-in number for the call is 1-877-407-4018 (callers in the U.S.) or +1-201-689-8471 (callers outside the U.S.). The passcode for the live call is 13758613.

A live webcast and one-year archived replay of the call, as well as a copy of the supplemental materials that will be used during the conference call, can be accessed on the Events page of the Investor section of Gentherm's website at www.gentherm.com.

A telephonic replay will be available approximately two hours after the call until 11:59 pm Eastern Time on March 5, 2026. The replay can be accessed by dialing 1-844-512-2921 (callers in the U.S.), or +1-412-317-6671 (callers outside the U.S.). The passcode for the replay is 13758613.

Investor Contact
Gregory Blanchette
investors@gentherm.com
248.308.1702

Media Contact
Melissa Fischer
media@gentherm.com
248.289.9702

About Gentherm

Gentherm (NASDAQ: THRM) is a global market leader of innovative thermal management and pneumatic comfort technologies. Automotive products include Climate Control Seats (CCS®), Climate Control Interiors (CCI™), Lumbar and Massage Comfort Solutions, and Valve Systems. Medical products include patient temperature management systems. The Company is also developing a number of new technologies and products that will help enable improvements to existing products and to create new product applications for existing and new markets. Gentherm has more than 14,000 employees in facilities across 13 countries. In 2025, the company recorded annual sales of approximately $1.5 billion and secured $2.2 billion in automotive new business awards. For more information, go to www.gentherm.com.

NO OFFER OR SOLICITATION

This release is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy or exchange any securities or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. It does not constitute a prospectus or prospectus equivalent document. No offering or sale of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, and otherwise in accordance with applicable law.

Additional Information and Where to Find It

In connection with the proposed transaction (the “Proposed Transaction”) among Gentherm, Modine Manufacturing Company (“Modine”) and Modine’s Performance Technologies business (“SpinCo”), the parties intend to file relevant materials with the SEC, including, among other filings, a registration statement on Form S-4 to be filed by Gentherm (the “Form S-4”) that will include a preliminary proxy statement/prospectus of Gentherm and a definitive proxy statement/prospectus of Gentherm, the latter of which will be mailed to shareholders of Gentherm, and a registration statement on Form 10 to be filed by SpinCo that will incorporate by reference certain portions of the Form S-4 and will serve as an information statement/prospectus in connection with the spin-off of SpinCo from Modine. INVESTORS AND SECURITY HOLDERS OF GENTHERM AND MODINE ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, THE INFORMATION STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GENTHERM, MODINE, SPINCO, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Form S-4 and the proxy statement/prospectus (when available) and other documents filed with the SEC by Gentherm, Modine or SpinCo through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Gentherm will be available free of charge on Gentherm’s website at ir.Gentherm.com under the tab “Financial Info” and under the heading “SEC Filings.” Copies of the documents filed with the SEC by Modine and SpinCo will be available free of charge on Modine’s website at investors.Modine.com under the tab “Financials” and under the heading “SEC Filings.”

Participants in the Solicitation

Gentherm and Modine and their respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies from Gentherm’s shareholders in connection with the Proposed Transaction under the rules of the SEC. Information about the directors and executive officers of Gentherm is set forth in its Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 19, 2025, and its proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on March 27, 2025. To the extent holdings of Gentherm’s securities by its directors or executive officers have changed since the amounts set forth in such filings, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. Information about the directors and executive officers of Gentherm and other information regarding the potential participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Proposed Transaction. Information about the directors and executive officers of Modine is set forth in its Annual Report on Form 10-K for the year ended March 31, 2025, which was filed with the SEC on May 21, 2025, and its proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on July 9, 2025. To the extent holdings of Modine’s securities by its directors or executive officers have changed since the amounts set forth in such filings, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. You may obtain these documents (when they become available) free of charge through the website maintained by the SEC at www.sec.gov and from Gentherm’s website and Modine’s website as described above.

Forward-Looking Statements

Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Gentherm Incorporated's goals, beliefs, plans and expectations about its prospects for the future and other future events. The forward-looking statements included in this release are made as of the date hereof or as of the date specified herein and are based on management's reasonable expectations and beliefs. In making these statements we rely on assumptions and analysis based on our experience and perception of historical trends, current conditions and expected future developments, third party information and projections from sources that management believes to be reputable, as well as other factors we consider appropriate under the circumstances. Such statements are subject to a number of important assumptions, significant risks and uncertainties (some of which are beyond our control) and other factors that may cause actual results or performance to differ materially from that described in or indicated by the forward-looking statements, including but not limited to:

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macroeconomic, geopolitical and similar global factors in the cyclical Automotive industry;
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the impact of, and our ability to mitigate the effects of, global economic and trade policies, including increases in duties, tariffs and taxation on the import or export of our products related to U.S. trade disputes;
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increasing U.S. and global competition, including with non-traditional entrants;
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our ability to effectively manage new product launches and research and development, and the market acceptance of such products and technologies;
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the evolution and challenges of the automotive industry towards electric vehicles, autonomous vehicles and mobility on demand services, and related consumer behaviors and preferences;
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our ability to convert automotive new business awards into product revenues;
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the constraints in the supply chain environment, and inflationary and other cost pressures;
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the production levels of our major customers and OEMs in our relevant markets and sudden fluctuations in such production levels;
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our business in China, which is subject to unique operational, competitive, geopolitical, regulatory and economic risks;
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the impact of our global operations, including our cost structure and global manufacturing footprint, operations within Ukraine, and foreign currency and exchange risk;
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our product quality and safety and impact of product safety recalls and alleged defects in products;
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our ability to attract and retain highly skilled employees and wage inflation;
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a tightening labor market, labor shortages or work stoppages impacting us, our customers or our suppliers, such as recent labor strikes among certain OEMs and suppliers;
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our achievement of product cost reductions to offset customer-imposed price reductions or other pricing pressures;
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our ability to execute efforts to optimize our global supply chain and manufacturing footprint, including opening new facilities and transferring production;

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our ability to source, consummate, integrate and achieve planned benefits of strategic acquisitions, investments and, as applicable, exits;
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any security breaches and other disruptions to our information technology networks and systems, as well as privacy, data security and data protection risks, including risks associated with use of artificial intelligence capabilities in our business operations;
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any loss or insolvency of our key customers and OEMs, or key suppliers;
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our ability to project future sales volume based on third-party information, based on which we manage our business;
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the protection of our intellectual property in certain jurisdictions;
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our compliance with global anti-corruption laws and regulations;
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legal and regulatory proceedings and claims involving us or one of our major customers;
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the extensive regulation of our patient temperature management business;
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risks associated with our manufacturing processes;
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the effects of climate change and regulatory and stakeholder-imposed requirements to address climate change and other sustainability issues;
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our product quality and safety;
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our borrowing availability under our revolving credit facility, as well as the ability to access the capital markets, to support our planned growth; and
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our indebtedness and compliance with our debt covenants.

Furthermore, important factors related to the Proposed Transaction could cause actual results to differ materially from those currently anticipated, including:

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that one or more closing conditions to the Proposed Transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Proposed Transaction, may require conditions, limitations or restrictions in connection with such approvals or that the required approval by the shareholders of Gentherm may not be obtained;
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the risk that the Proposed Transaction may not be completed on the terms or in the time frame expected by Gentherm, Modine and SpinCo, or at all;
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unexpected costs, charges or expenses resulting from the Proposed Transaction;
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uncertainty of the expected financial performance of the combined company following completion of the Proposed Transaction;
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failure to realize the anticipated benefits of the Proposed Transaction, including as a result of delay in completing the Proposed Transaction or integrating the businesses of Gentherm and SpinCo, on the expected timeframe or at all;
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the ability of the combined company to implement its business strategy;
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difficulties and delays in the combined company achieving revenue and cost synergies;
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inability of the combined company to retain and hire key personnel;
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the occurrence of any event that could give rise to termination of the Proposed Transaction;
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the risk that shareholder litigation in connection with the Proposed Transaction or other litigation, settlements or investigations may affect the timing or occurrence of the Proposed Transaction or result in significant costs of defense, indemnification and liability;
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evolving legal, regulatory and tax regimes;
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changes in general economic and/or industry specific conditions or any volatility resulting from the imposition of and changing policies, including those policies with respect to tariffs;
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actions by third parties, including government agencies;
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the risk that the anticipated tax treatment of the Proposed Transaction is not obtained;
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the risk of greater than expected difficulty in separating the business of SpinCo from the other businesses of Modine; and
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risks related to the disruption of management time from ongoing business operations due to the pendency of the Proposed Transaction, or other effects of the pendency of the Proposed Transaction on the relationship of any of the parties to the Proposed Transaction with their employees, customers, suppliers, or other counterparties.

The foregoing risks should be read in conjunction with the Company's reports filed with or furnished to the Securities and Exchange Commission (the “SEC”), including “Risk Factors,” in its most recent Annual Report on Form 10-K and subsequent SEC filings, for a discussion of these and other risks and uncertainties. In addition, with reasonable frequency, we have entered into business combinations, acquisitions, divestitures, strategic investments and other significant transactions. Such forward-looking statements do not include the potential impact of any such transactions that may be completed after the date hereof, each of which may present material risks to the Company’s future business and financial results. Moreover, we operate in a very competitive and rapidly changing environment and new risks emerge from time to time.

Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its strategies or expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Use of Non-GAAP Financial Measures

In addition to the results reported in accordance with GAAP throughout this release, the Company has provided here or elsewhere information regarding: adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”); Adjusted EBITDA margin; adjusted earnings per share (“Adjusted earnings per share” or “Adjusted EPS”); Quarter-to-date Operating Cash Flow; Free Cash Flow; Adjusted Free Cash Flow; Adjusted Free Cash Flow Conversion rate; net capital expenditures (“net CAPEX”); Net Debt; liquidity; net leverage ratio (“net leverage”); revenue, segment revenue and product revenue excluding foreign currency translation and other specified gains and losses; adjusted operating expenses; Pro Forma Revenue; Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin, each a non-GAAP financial measure. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, deferred financing cost amortization, non-cash stock based compensation expenses, restructuring expenses, net, unrealized currency gain or loss and other gains and losses not reflective of the Company’s ongoing operations and related tax effects. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by product revenues. The Company defines Adjusted EPS as earnings adjusted by restructuring expenses, net, unrealized currency gain or loss and other gains and losses not reflective of the Company’s ongoing operations and related tax effects. The Company defines Quarter-to-date Operating Cash Flow as Net cash provided by operating activities for the current period less that of the immediately preceding period. The Company defines Free Cash Flow as Net cash provided by operating activities less Purchases of property and equipment. The Company defines net CAPEX as Purchases of property and equipment less Proceeds from the sale of property and equipment. The Company defines Adjusted Free Cash Flow as Net cash provided by operating activities, excluding cash restructuring expenses, net and other gains and losses not reflective of the Company’s ongoing operations, less net CAPEX. The Company defines Adjusted Free Cash Flow Conversion rate as Adjusted Free Cash Flow divided by Adjusted EBITDA. The Company defines Net Debt as the principal amount of all Consolidated Funded Indebtedness (as defined in the Credit Agreement) less cash and cash equivalents. The Company defines liquidity as the sum of cash and cash equivalents and availability under the Company’s revolving line of credit. The Company defines Net Leverage as Net Debt divided by Adjusted EBITDA for the trailing four fiscal quarters. The Company defines revenue, segment revenue or product revenue excluding foreign currency translation and other specified gains and losses as such revenue, excluding the estimated effects of foreign currency exchange on revenue by translating actual revenue using the prior period foreign currency exchange rates and excluding the other items specified. The Company defines adjusted operating expenses as operating expenses excluding related non-cash stock based compensation, restructuring expenses, net, and other gains and losses not reflective of the Company’s ongoing operations. The Company defines Pro Forma revenue as Gentherm’s product revenues for the trailing four fiscal quarters (from the date specified), plus Modine Performance Technologies’ Net sales for the trailing four fiscal quarters (from the date specified), as reported by Modine Manufacturing Company, adjusted to reflect the latest business structure. The Company defines Pro Forma Adjusted EBITDA as Gentherm’s Adjusted EBITDA for the trailing four fiscal quarters (from the date specified), plus Modine Performance Technologies’ Adjusted EBITDA for the trailing four fiscal quarters (from the date specified), as reported by Modine Manufacturing Company, adjusted to reflect the latest business structure and go-forward operational alignment. The Company defines Pro Forma Adjusted EBITDA Margin as Pro Forma Adjusted EBITDA divided by Pro Forma Revenue.

The Company’s reconciliations are included in this release or can be found in the supplemental materials on the Company’s website.

In evaluating its business, the Company considers and uses Quarter-to-date Operating Cash Flow, Free Cash Flow, Adjusted Free Cash Flow, Adjusted Free Cash Flow Conversion rate, Net Debt, Net Leverage and liquidity as supplemental measures of its liquidity and the other non-GAAP financial measures as supplemental measures of its operating performance. Management provides such non-GAAP financial measures so that investors will have the same financial information that management uses with the belief that it will assist investors in properly assessing the Company's performance on a period-over-period basis by excluding matters not indicative of the Company’s ongoing operating or liquidity results and therefore enhance the comparability of the Company's results and provide additional information for analyzing trends in the business. In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur revenues, expenses, and cash and non-cash obligations that are the same as or similar to some of the adjustments in our presentation of non-GAAP financial measures. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. There also can be no assurance that we will not modify the presentation of our non-GAAP financial measures in the future, and any such modification may be material. Other companies in our industry may define and calculate these non-GAAP financial measures differently than we do and those calculations may not be comparable to our metrics. These non-GAAP measures have limitations as analytical tools, and when assessing the Company's operating performance or liquidity, investors should not consider these non-GAAP measures in isolation, or as a substitute for net income, revenue or other consolidated income statement or cash flow statement data prepared in accordance with GAAP.

Non-GAAP measures referenced in this release and other public communications may include estimates of future Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Free Cash Flow, Adjusted Free Cash Flow Conversion rate, Adjusted EPS, Pro Forma Revenue, Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin. The Company has not reconciled the non-GAAP forward-looking guidance included in this release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to taxes and non-recurring items, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Product revenues	$382,788	$352,914	$1,498,602	$1,456,124
Cost of sales	291,987	266,810	1,136,426	1,089,693
Gross margin	90,801	86,104	362,176	366,431
Operating expenses:
Net research and development expenses	23,556	21,078	94,759	88,697
Selling, general and administrative expenses	47,605	38,646	170,045	155,108
Restructuring expenses, net	1,868	768	12,476	13,110
Loss on sale of land and building, net	—	—	2,196	—
Impairment of intangible assets and property and equipment	—	1,971	—	2,501
Total operating expenses	73,029	62,463	279,476	259,416
Operating income	17,772	23,641	82,700	107,015
Interest expense, net	(2,900)	(3,344)	(13,811)	(15,300)
Foreign currency (loss) gain	(1,024)	15,812	(28,415)	9,599
Other (loss) income	(3,515)	(1)	(4,639)	951
Earnings before income tax	10,333	36,108	35,835	102,265
Income tax expense	7,346	20,787	17,550	37,318
Net income	$2,987	$15,321	$18,285	$64,947
Basic earnings per share	$0.10	$0.50	$0.60	$2.08
Diluted earnings per share	$0.10	$0.49	$0.59	$2.06
Weighted average number of shares – basic	30,485	30,912	30,585	31,293
Weighted average number of shares – diluted	30,939	31,054	30,933	31,476

GENTHERM INCORPORATED

REVENUE BY PRODUCT CATEGORY AND RECONCILIATION OF FOREIGN CURRENCY TRANSLATION IMPACT

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024 (a)	% Change	2025	2024 (a)	% Change
Climate Control Seats	$200,866	$189,597	5.9%	$793,314	$771,310	2.9%
Lumbar and Massage Comfort Solutions	58,540	46,260	26.5%	212,182	178,584	18.8%
Climate Control Interiors	50,337	45,494	10.6%	197,901	186,972	5.8%
Climate and Comfort Electronics	7,444	4,097	81.7%	29,664	17,363	70.8%
Automotive Climate and Comfort Solutions	317,187	285,448	11.1%	1,233,061	1,154,229	6.8%
Valve Systems	24,074	23,082	4.3%	96,877	105,056	(7.8)%
Other Automotive	27,628	30,304	(8.8)%	118,888	146,993	(19.1)%
Subtotal Automotive segment	368,889	338,834	8.9%	1,448,826	1,406,278	3.0%
Medical segment	13,899	14,080	(1.3)%	49,776	49,846	(0.1)%
Total Company	$382,788	$352,914	8.5%	$1,498,602	$1,456,124	2.9%

Foreign currency translation impact (b)	10,019	—		16,727	—
Total Company, excluding foreign currency translation impact	$372,769	$352,914	5.6%	$1,481,875	$1,456,124	1.8%

(a) Prior period product categories have been recast to conform with the current period presentation. See "Revenue by Product Category Historical Recast" table below for additional information.

(b) Foreign currency translation impacts for the three and twelve months ended December 31, 2025, respectively, were as follows: Automotive segment: $9,644 and $16,150; Medical segment: $375, and $577; Automotive Climate and Comfort Solutions: $7,295 and $11,624.

GENTHERM INCORPORATED

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

AND ADJUSTED EBITDA MARGIN

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income	$2,987	$15,321	$18,285	$64,947
Add back:
Depreciation and amortization	13,783	12,587	52,903	51,329
Income tax expense	7,346	20,787	17,550	37,318
Interest expense, net	2,900	3,344	13,811	15,300
Adjustments:
Non-cash stock based compensation	1,731	98	12,300	10,432
Restructuring expenses, net	1,868	768	12,476	13,110
Unrealized currency (gain) loss	(95)	(16,970)	30,254	(10,719)
Merger and acquisition expenses	5,706	—	6,563	—
Leadership transition expenses	834	3,802	3,769	3,802
Loss on sale of land and building, net	—	—	2,196	—
Impairment of intangible assets and property and equipment	—	1,971	—	2,501
Non-automotive electronics inventory benefit	—	(103)	—	(4,554)
Other loss (gain) (a)	3,514	(231)	4,712	(574)
Adjusted EBITDA	$40,574	$41,374	$174,819	$182,892

Product revenues	$382,788	$352,914	$1,498,602	$1,456,124
Net income margin	0.8%	4.3%	1.2%	4.5%
Adjusted EBITDA margin	10.6%	11.7%	11.7%	12.6%

(a) Includes $3,647 and $4,941 of non-cash impairment charges related to our non-consolidated equity investments for the three and twelve months ended December 31, 2025.

GENTHERM INCORPORATED

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

AND ADJUSTED EARNINGS PER SHARE

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income	$2,987	$15,321	$18,285	$64,947
Amortization of acquisition related intangibles	1,673	1,572	6,546	6,369
Restructuring expenses, net	1,868	768	12,476	13,110
Unrealized currency (gain) loss	(95)	(16,970)	30,254	(10,719)
Merger and acquisition expenses	5,706	—	6,563	—
Leadership transition expenses	834	3,802	3,769	3,802
Loss on sale of land and building, net	—	—	2,196	—
Impairment of intangible assets and property and equipment	—	1,971	—	2,501
Non-automotive electronics inventory benefit	—	(103)	—	(4,554)
Other loss (gain) (a)	3,513	(231)	4,712	(574)
Tax effect of above	(1,293)	2,964	(14,716)	(1,582)
Adjusted net income	$15,193	$9,094	$70,085	$73,300

Weighted average shares outstanding (in thousands):
Basic	30,485	30,912	30,585	31,293
Diluted	30,939	31,054	30,933	31,476

Earnings per share, as reported:
Basic	$0.10	$0.50	$0.60	$2.08
Diluted	$0.10	$0.49	$0.59	$2.06
Adjusted earnings per share:
Basic	$0.50	$0.29	$2.29	$2.34
Diluted	$0.49	$0.29	$2.27	$2.33

(a) Includes $3,647 and $4,941 of non-cash impairment charges related to our non-consolidated equity investments for the three and twelve months ended December 31, 2025.

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED BALANCE SHEETS

(Dollars in thousands, except share data)

(Unaudited)

	December 31,
	2025	2024
ASSETS
Current Assets:
Cash and cash equivalents	$160,833	$134,134
Accounts receivable, net	281,083	258,112
Inventory, net	252,702	227,356
Other current assets	82,332	64,413
Total current assets	776,950	684,015
Property and equipment, net	270,614	252,970
Goodwill	108,918	99,603
Other intangible assets, net	52,796	57,251
Operating lease right-of-use assets	56,524	43,954
Deferred income tax assets	93,552	75,041
Other non-current assets	37,075	34,722
Total assets	$1,396,429	$1,247,556
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$260,487	$226,815
Current lease liabilities	9,646	7,517
Current maturities of long-term debt	73	137
Other current liabilities	134,104	105,824
Total current liabilities	404,310	340,293
Long-term debt, less current maturities	189,000	220,064
Non-current lease liabilities	48,105	37,052
Pension benefit obligation	3,748	4,017
Other non-current liabilities	30,943	29,183
Total liabilities	$676,106	$630,609
Shareholders’ equity:
Common Stock:
No par value; 55,000,000 shares authorized 30,526,231 and 30,788,639 issued and outstanding at December 31, 2025 and December 31, 2024, respectively	5,611	2,049
Paid-in capital	1,590	4,290
Accumulated other comprehensive loss	(964)	(85,193)
Accumulated earnings	714,086	695,801
Total shareholders’ equity	720,323	616,947
Total liabilities and shareholders’ equity	$1,396,429	$1,247,556

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Year Ended December 31,
	2025	2024
Operating Activities:
Net income	$18,285	$64,947
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	53,379	52,975
Deferred income taxes	(22,336)	10,580
Stock based compensation	12,300	10,432
Provisions for inventory	6,815	6,437
Loss (gain) on disposition of property and equipment	3,025	(1,603)
Impairment of intangible assets and property and equipment	—	2,501
Other non-cash items, including unrealized foreign currency loss (gain)	34,728	(1,156)
Changes in assets and liabilities:
Accounts receivable, net	(9,300)	(12,077)
Inventory	(21,629)	(34,195)
Other assets	(17,780)	(44,696)
Accounts payable	27,563	16,222
Other liabilities	31,741	39,279
Net cash provided by operating activities	116,791	109,646
Investing Activities:
Purchases of property and equipment	(55,673)	(73,314)
Proceeds from the sale of property and equipment	3,770	7,862
Proceeds from deferred purchase price of factored receivables	745	12,876
Cost of technology investments	(1,240)	(955)
Net cash used in investing activities	(52,398)	(53,531)
Financing Activities:
Borrowings on debt	112,000	68,000
Repayments of debt	(143,149)	(70,615)
Proceeds from the exercise of Common Stock options	—	5,791
Taxes withheld and paid on employee's share-based payment awards	(1,319)	(3,296)
Cash paid for the repurchase of Common Stock	(10,015)	(51,585)
Net cash used in financing activities	(42,483)	(51,705)
Foreign currency effect	4,789	(19,949)
Net decrease in cash and cash equivalents	26,699	(15,539)
Cash and cash equivalents at beginning of period	134,134	149,673
Cash and cash equivalents at end of period	$160,833	$134,134

GENTHERM INCORPORATED

OTHER NON-GAAP RECONCILIATIONS

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Total operating expenses	$73,029	$62,463	$279,476	$259,416
Restructuring expense, net	(1,868)	(768)	(12,476)	(13,110)
Non-cash stock based compensation	(1,731)	(192)	(11,942)	(9,909)
Merger and acquisition expenses	(5,706)	—	(6,563)	—
Leadership transition expenses	(834)	(3,802)	(3,769)	(3,802)
Loss on sale of land and building, net	—	—	(2,196)	—
Impairment of intangible assets and property and equipment	—	(1,971)	—	(2,501)
Other gain (loss)	—	231	(70)	(990)
Adjusted operating expenses	$62,890	$55,961	$242,460	$229,104

	December 31, 2025	December 31, 2024
Cash and cash equivalents	$160,833	$134,134
Revolving line of credit availability	307,935	280,000
Total liquidity	$468,768	$414,134

	December 31, 2025	December 31, 2024
Current maturities of long-term debt	$73	$137
Long-term debt, less current maturities	189,000	220,064
Total Debt	189,073	220,201
Cash and cash equivalents	160,833	134,134
Net Debt	$28,240	$86,067

Adjusted EBITDA	$174,819	$182,892
Net Leverage	0.2	0.5

GENTHERM INCORPORATED

REVENUE BY PRODUCT CATEGORY HISTORICAL RECAST

(Dollars in thousands)

(Unaudited)

Product categories have been modified, and prior-period amounts have been recast to conform with the current period presentation. Climate Control Seat (CCS®) includes CCS Heat (previously Seat Heaters), CCS Vent/CCS Active Cool (previously CCS) and CCS Neck Conditioners (previously included in Other Automotive). Climate Control Interiors (CCITM) includes CCI Steering Wheel Heat and CCI Interior Heat (previously included in Other Automotive). Other Automotive includes Automotive Cables, Battery Performance Solutions, non-automotive electronics and contract manufacturing electronics (previously classified as Electronics).

The table below shows the prior period amounts on a quarterly basis for the years 2023 and 2024 recast to conform with the current presentation:

	2023
	Q1	Q2	Q3	Q4	Full Year
Climate Control Seats	$193,395	$199,780	$201,221	$203,192	$797,588
Climate Control Interiors	42,947	46,084	45,398	43,547	177,976
Lumbar and Massage Comfort Solutions	38,738	37,604	33,260	35,321	144,923
Climate and Comfort Electronics	3,539	2,277	2,842	4,202	12,860
Automotive Climate and Comfort Solutions	278,619	285,745	282,721	286,262	1,133,347
Valve Systems	26,994	27,692	27,830	23,746	106,262
Other Automotive	47,079	48,096	44,231	43,937	183,343
Subtotal Automotive segment	352,692	361,533	354,782	353,945	1,422,952
Medical segment	10,933	10,790	11,413	12,988	46,124
Total Company	$363,625	$372,323	$366,195	$366,933	$1,469,076

	2024
	Q1	Q2	Q3	Q4	Full Year
Climate Control Seats	$192,049	$199,766	$189,898	$189,597	$771,310
Climate Control Interiors	44,398	47,031	49,283	46,260	186,972
Lumbar and Massage Comfort Solutions	38,251	45,869	48,970	45,494	178,584
Climate and Comfort Electronics	4,226	4,157	4,883	4,097	17,363
Automotive Climate and Comfort Solutions	278,924	296,823	293,034	285,448	1,154,229
Valve Systems	26,625	29,267	26,082	23,082	105,056
Other Automotive	39,089	37,912	39,688	30,304	146,993
Subtotal Automotive segment	344,638	364,002	358,804	338,834	1,406,278
Medical segment	11,377	11,681	12,708	14,080	49,846
Total Company	$356,015	$375,683	$371,512	$352,914	$1,456,124